SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is entered into effective as of the 17th day of September, 2014 (the "Effective Date"), by and between **TKC LXXII, LLC**, a North Carolina limited liability company ("Landlord"), and **ARGOS THERAPEUTICS, INC.**, a Delaware corporation ("Tenant").

RECITALS:

A. Landlord and Tenant are parties to that certain Lease Agreement, dated as of August 18, 2014 (the "Original Lease"), for those certain improvements (the "Improvements") now and hereafter erected on that certain approximately 11.135 acre parcel of property located in Durham County, North Carolina (the "Property") as such Improvements and Property are more particularly defined in the Lease.

B. Landlord and Tenant entered into that certain First Amendment to Lease Agreement effective as of the 10th day of September, 2014 (the "First Amendment") and the Original Lease, as amended by the First Amendment, shall hereinafter be called the "Lease."

C. Landlord and Tenant desire to amend the Lease upon all of the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Landlord and Tenant hereby amend the Lease as follows:

1. Recitals. The recitals set forth above are incorporated herein by this reference. The use of any capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

2. Amendment of Section 19.27. Section 19.27 of the Lease is hereby deleted in its entirety and replaced with the following language:

> "SECTION 19.27 TERMINATION RIGHT IF INCENTIVES NOT OBTAINED. Landlord acknowledges that Tenant is pursuing Incentives in connection with the Project and the Lease. If Tenant fails to obtain Incentives (hereinafter defined) with a value of not less than $9,200,000.00, then Tenant shall have the right to terminate this Lease upon payment to Landlord of Landlord's actual and reasonable out-of-pocket costs and expenses incurred in connection with the Lease and the Project, in an amount not to exceed $400,000.00. Tenant's termination right under this Section 19.27 shall terminate if not exercised by Tenant providing written notice to Landlord of its termination, such notice to be provided on or before October 7, 2014."

3. Ratification; Miscellaneous. The Lease, as amended by this Second Amendment, shall remain enforceable in accordance with its terms. Terms and provisions of the Lease which are not expressly modified by this Second Amendment shall remain in full force and effect and shall govern Tenant's lease of the Premises. As amended by this Second Amendment, all of the terms, conditions and provisions of the Lease are hereby ratified and affirmed in all respects. To the extent any terms, conditions and obligations contained in this Second Amendment conflict with the terms in the Lease, those in this Second Amendment shall control. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Second Amendment by signing any such counterpart.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed these presents as of the day and year first above written.

LANDLORD:

TKC LXXII, LLC,
a North Carolina limited liability company

By: ____________________
Kenneth R. Beuley, Authorized Member

TENANT:

ARGOS THERAPEUTICS, INC.,
a Delaware corporation

By: ____________________
Name: Jeff Abbey
Title: President & CEO